NEITHER THIS NOTE NOR SECURITIES INTO WHICH THIS NOTE MAY BE CONVERTED HAS NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE BLUE SKY LAWS, AND IS SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. NEITHER THIS NOTE NOR SECURITIES INTO WHICH THIS NOTE MAY BE CONVERTED MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

DIGITILITI, INC.
JUNIOR SECURED CONVERTIBLE PROMISSORY NOTE

$___________	, 2011

FOR VALUE RECEIVED, Digitiliti, Inc., a Delaware corporation (the “Company”), promises to pay to the order of __________________, a [insert state of residence /insert entity form, organized and existing under the laws of ________] or [his/her/its] successors and assigns (the “Holder”), at __________________________, or at such other place designated at any time by the Holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum $__________, or so much thereof as may be outstanding from time to time, together with interest thereon as set forth herein. This Junior Secured Convertible Promissory Note (this “Note”) is one of several notes (collectively, the “Notes”) being issued by the Company pursuant to that certain Junior Secured Convertible Promissory Note and Warrant Purchase Agreement dated as of June __, 2011 (the “Purchase Agreement”). Each of the Notes shall be identical to the other Notes except with respect to the date of issuance, principal amount, the name of and other information regarding the holder. Capitalized terms used, but not otherwise defined herein, shall have the meanings given to them in the Purchase Agreement.

1.	Definitions. For purposes of this Note, the following terms shall have the definitions set forth below:
(a)“Majority Holders” means the holders of more than 50% in principal amount of the outstanding Notes.
(b)“Maturity Date” means twenty-four (24) months after the Closing of the First Tranche under the Purchase Agreement, as such date may be extended pursuant to Section 2 hereof.
(c)“Pro Rata Portion” with respect to a Holder, means such Holder's percentage holding of the aggregate principal amount of all outstanding Notes.
2.Maturity. The entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon (the “Outstanding Balance”), shall be due and payable on the Maturity Date. The Company may extend the Maturity Date of all outstanding Notes (but not less than all Notes) up to six additional months.
3.Interest. This Note shall bear interest on the outstanding principal amount at the rate of 8% per annum simple interest until the Note is paid in full. Accrued interest shall be due and payable on the Maturity Date, as the same may be extended by the Company.
4.Security Interest. Except as set forth in paragraph 5, this Note is secured by all of the assets of the Company pursuant to the terms of the Security Agreement. The payment of this Note shall rank equal in right of payment to each of the other Notes.
5.Subordination. The Holder hereby agrees and acknowledges that the security interest granted to the Holder securing repayment of this Note is expressly subordinate to all secured notes previously issued by the Company before the date of the Purchase Agreement, estimated to be approximately $1,400,000 in principal amount.
6.Prepayment. This Note may be prepaid without penalty by the Company at any time with ten days prior written notice to the Holder. Any cash payments made by the Company with regard to any of the Notes will be made simultaneously with regard to all of the Notes, in an amount prorated among the Notes in proportion to the outstanding principal balances of each of the Notes.
7.Conversion.
(a)If the Company, at anytime after the date of the Purchase Agreement, conducts a subsequent equity offering and raises at least $3,000,000 of new capital (“Qualified Round”), the Outstanding Balances on all the Notes shall automatically convert into Common Stock at the per share conversion rate equal to the per share price of the Qualified Round.
(b)At anytime after twelve (12) months of the Closing of the First Tranche and conditioned on the sale of $1,000,000 in aggregate principal amount of all Notes as of the Closing of the Second Tranche, if the holders of at least 60% in principal amount of the outstanding Notes desire to convert their Notes into Common Stock, the holders shall convert all or a portion of the Outstanding Balance of their Notes at the conversion rate equal to $0.06 per share.
(c)After twelve (12) months of the Closing of the First Tranche and conditioned on the sale of $1,000,000 in aggregate principal amount of all Notes as of the Closing of the Second Tranche, the Holder of this Note shall have the right and option to convert all or any portion of the Outstanding Balance under this Note at any time, and from time to time, at the conversion rate equal to $0.06 per share.
(d)Upon any conversion of this Note described in Section 7(a), (b), or (c), the Holder shall immediately surrender this Note (or a portion of this Note, as applicable) in exchange for stock certificates representing the appropriate number of shares of Common Stock, the number of which shall be rounded up to the nearest whole number, such that no fractional shares shall be issued.
(d)     Notwithstanding the above, any conversion of the Notes is subject to the Company having a sufficient number of shares of common stock authorized but unissued. Upon the Closing of the Second Tranche, if the Company's Articles of Incorporation does not then authorize a sufficient number of shares of common stock to cover a conversion, the Company shall hold the shareholder meeting as referenced in Section 7(d) of the Purchase Agreement and propose an amendment to the Articles of Incorporation to increase the number of authorized shares by an amount sufficient to cover the conversion of the Notes for approval by the shareholders at such shareholder meeting.

8.
Events of Default and Acceleration. Any part or all of the then Outstanding Balance shall become immediately due and payable upon the occurrence of any of the following events of default (each an “Event of Default”):

(a)the Company fails to make the payment of principal or interest of the Note when the same becomes due and payable; or
(b)the Company materially breaches any term of this Note or any term of the other Transaction Documents (as defined in the Purchase Agreement); provided, however, that the Company shall not have fully cured any such material breach within 30 days of written notice from the Majority Holders or representative thereof; or
(c)the Company terminates Jack Scheetz as the Company's interim President and Chief Executive Officer before the permanent President and Chief Executive Officer has been appointed as contemplated in the Purchase Agreement, unless such termination is approved by holders of at least 60% in principal amount of the outstanding Notes; or
(d)the Company shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due; or
(e)the Company shall cease or materially diminish its operation, or apply for, consent to, or acquiesce in the appointment of a trustee, receiver or other custodian for itself or any of its property, or make a general assignment composition, or similar device for the benefit of its creditors; or a trustee, receiver or other custodian shall otherwise be appointed for the Company or any of its assets; an attachment or receivership of assets or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be commenced by or against the Company; or the Company shall take any corporate action to authorize, or in furtherance of, any of the foregoing.
9.Attorneys' Fees. If the principal and interest on this Note is not paid when due, whether or not collection is initiated by the prosecution of any suit, or by any other judicial proceeding, or this Note is placed in the hands of an attorney for collection, the Company shall pay, in addition to all other amounts owing hereunder, all costs expenses and fees, including reasonable hourly attorneys' fees, incurred by the Holder in connection therewith.
10.Waiver and Consent. The Company hereby waives presentment for payment, notice of nonpayment, protest, notice of protest and all other notices, filing of suit and diligence in collecting the amounts due under this Note and agrees that the Holder shall not be required first to initiate any suit or exhaust its remedies against any other person or parties in order to enforce payment of this Note.

11.Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to conflict of laws provisions.
12.Miscellaneous Provisions. This Note shall be binding on the successors and assigns of the Company and inure to the benefit of the Holder, its successors, endorsees and assigns. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. This Note may be changed only by an agreement in writing signed by the Company and the Majority Holders; provided, however, that the principal amount of this Note shall not be modified without the written consent of the Holder.
IN WITNESS WHEREOF the undersigned have executed this Note effective as of the date first above written.

COMPANY: DIGITILITI, INC. By: _____ Name: ________________________________ Its: _________________________________
INDIVIDUAL HOLDER: Signature: ______ Name: _________________________________
ENTITY HOLDER: By: Name: ________________________________ Its: _________________________________

[Signature Page to Junior Secured Convertible Promissory Note]

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